As filed with the Securities and Exchange Commission on August 2, 2021

Registration No. 333-258096

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AT&T INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	4813	43-1301883
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

One AT&T Plaza

208 South Akard Street

Dallas, Texas 75202

Telephone: (210) 821-4105

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stacey S. Maris

Senior Vice President, Deputy General Counsel and Secretary

AT&T Inc.

One AT&T Plaza

208 South Akard Street

Dallas, Texas 75202

(210) 821-4105

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

David R. McAtee II Senior Executive Vice President and General Counsel AT&T Inc. One AT&T Plaza 208 South Akard Street Dallas, Texas 75202 (210) 821-4105	Patrick S. Brown Sullivan & Cromwell LLP 1888 Century Park East Los Angeles, California 90067-1725 (310) 712-6600

Approximate date of commencement of proposed sale to the public: Upon the consummation of the exchange offers described herein.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee(3)(4)
2.550% Global Notes due 2033	$3,754,741,000	100%	$3,754,741,000	$409,642.24
3.500% Global Notes due 2053	$7,500,000,000	100%	$7,500,000,000	$818,250.00
3.550% Global Notes due 2055	$7,500,001,000	100%	$7,500,001,000	$818,250.11
3.800% Global Notes due 2057	$5,923,400,000	100%	$5,923,400,000	$646,242.94
3.650% Global Notes due 2059	$6,500,001,000	100%	$6,500,001,000	$709,150.11
Total			$31,178,143,000(2)	$3,401,535.40

(1)	Represents the aggregate principal amount of each series of notes to be offered in the exchange offers to which the registration statement relates.
(2)	Represents the maximum aggregate offering price of all notes to be offered in the exchange offers to which the registration statement relates.
(3)	Calculated in accordance with Rule 457(f) of the Securities Act of 1933.
(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

AT&T Inc. (“AT&T”) is filing this Amendment No. 1 to its registration statement on Form S-4 (File No. 333-258096) as an exhibit-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Part II of the registration statement, the signature page to the registration statement and the filed exhibit. The remainder of the registration statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) permits a corporation to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

We have adopted provisions in our Bylaws which provide that we will indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action or suit by us or in our right, by reason of the fact that such person is or was our director, officer, employee, or, while such person is or was a director, officer or employee of us, is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if and to the extent permitted under applicable state or federal law.

Our Bylaws further state that this indemnification shall not be deemed exclusive of any other rights to which the indemnified person may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of that person.

Our Restated Certificate of Incorporation provides that, consistent with Section 102(b)(7) of the DGCL, no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law;

•	under Section 174 of the DGCL; or

•	for any transaction from which a director derived an improper benefit.

AT&T maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

AT&T also entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with future directors. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification. The indemnification agreements provide that AT&T will pay certain amounts incurred by its directors in connection with any civil, criminal, administrative or investigative action or proceeding. Such amounts include any expenses, including attorney’s fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings.

Item 21.	Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement or incorporated herein by reference.

Exhibit No.	Description of Documents

3.1*	Restated Certificate of Incorporation of AT&T (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of AT&T dated and filed with the SEC on December 16, 2013 (SEC File No. 001-08610)).

3.2*	Amended Bylaws of AT&T (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of AT&T dated June 26, 2020, filed with the SEC on June 25, 2020 (SEC File No. 001-08610)).

4.1*	Indenture, dated as of May 15, 2013, between AT&T Inc. and The Bank of New York Mellon Trust Company, N.A. as Trustee (incorporated by reference to Exhibit 4.1 of the Form 8-K dated May 15, 2013 (SEC File No. 001-08610)).

4.2*	Form of 2.550% Global Notes due 2033.

4.3*	Form of 2.550% Rule 144A Global Note due 2033 (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K of AT&T, filed on December 7, 2020 (SEC File No. 001-08610)).

4.4*	Form of 2.550% Regulation S Global Note due 2033 (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K of AT&T, filed on December 7, 2020 (SEC File No. 001-08610)).

4.5*	Form of 3.500% Global Notes due 2053.

4.6*	Form of 3.500% Rule 144A Global Note due 2053 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of AT&T, filed on September 18, 2020 (SEC File No. 001-08610)).

4.7*	Form of 3.500% Regulation S Global Note due 2053 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of AT&T, filed on September 18, 2020 (SEC File No. 001-08610)).

4.8*	Form of 3.550% Global Notes due 2055.

4.9*	Form of 3.550% Rule 144A Global Note due 2055 (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K of AT&T, filed on September 18, 2020 (SEC File No. 001-08610)).

4.10*	Form of 3.550% Regulation S Global Note due 2055 (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K of AT&T, filed on September 18, 2020 (SEC File No. 001-08610)).

4.11*	Form of 3.800% Global Notes due 2057.

4.12*	Form of 3.800% Rule 144A Global Note due 2057 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of AT&T, filed on December 7, 2020 (SEC File No. 001-08610)).

Exhibit No.	Description of Documents

4.13*	Form of 3.800% Regulation S Global Note due 2057 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of AT&T, filed on December 7, 2020 (SEC File No. 001-08610)).

4.14*	Form of 3.650% Global Note due 2059.

4.15*	Form of 3.650% Rule 144A Global Note due 2059 (incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K of AT&T, filed on September 18, 2020 (SEC File No. 001-08610)).

4.16*	Form of 3.650% Regulation S Global Note due 2059 (incorporated by reference to Exhibit 4.6 to the Current Report on Form 8-K of AT&T, filed on September 18, 2020 (SEC File No. 001-08610)).

4.17*	Registration Rights Agreement, dated as of December 7, 2020 (incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K of AT&T, filed on December 7, 2020 (SEC File No. 001-08610)).

4.18*	Registration Rights Agreement, dated as of September 18, 2020 (incorporated by reference to Exhibit 4.7 to the Current Report on Form 8-K of AT&T, filed on September 18, 2020 (SEC File No. 001-08610)).

5.1	Opinion of Stacey S. Maris, Senior Vice President, Deputy General Counsel and Secretary of AT&T Inc., as to the validity of the Exchange Notes of AT&T Inc.

21.1*	List of principal subsidiaries of AT&T (incorporated by reference to Exhibit 21 to the Annual Report on Form 10-K of AT&T, filed on February 25, 2021 (SEC File No. 001-08610)).

23.1*	Consent of Ernst & Young LLP.

23.2	Consent of Stacey S. Maris, Senior Vice President, Deputy General Counsel and Secretary (included as part of Exhibit 5.1).

24.1*	Powers of Attorney of Officers and Directors.

25.1*	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., with respect to the AT&T Indenture, dated as of May 15, 2013.

99.1*	Form of Letter of Transmittal

*	Previously filed.

The registrant hereby agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule to any of the agreements contained herein.

Item 22.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

•

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

•

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

•

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 2nd day of August, 2021.

AT&T Inc.

By:	/s/ Pascal Desroches
Pascal Desroches Senior Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 2nd day of August, 2021:

Principal Executive Officer:	John T. Stankey* Chief Executive Officer and President

Principal Financial and Accounting Officer:	Pascal Desroches Senior Executive Vice President and Chief Financial Officer

By:	/s/ Pascal Desroches
Pascal Desroches as attorney-in-fact for Mr. Stankey, the Directors, and on his own behalf as Principal Financial and Accounting Officer

DIRECTORS:
John T. Stankey*	Michael B. McCallister*
Samuel A. Di Piazza, Jr.*	Beth E. Mooney*
Scott T. Ford*	Matthew K. Rose*
Glenn H. Hutchins*	Cynthia B. Taylor*
William E. Kennard*	Luis A. Ubiñas*
Debra L. Lee*	Geoffrey Y. Yang*
Stephen J. Luczo*
* By power of attorney